Exhibit 10.34

FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) is entered into as of this 1st day of November, 2012 (“Effective Date”) by and between General Growth Properties, Inc., a Delaware corporation (the “Company”), and Sandeep Mathrani (the “Participant”).

WHEREAS, the Company and the Participant entered into an agreement entitled Restricted Stock Award Agreement dated November 9, 2010 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement, in certain particulars;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter set forth, the parties agree that the Agreement is hereby amended as follows, effective on the date hereof:

Section 3(a) of the Agreement, Vesting of Restricted Stock, is hereby deleted in its entirety and replaced with the following:

Vesting Schedule. Subject to Participant’s continued employment with the Company or one of its affiliates through the applicable vesting date and the terms of the Plan, one third (1/3) of the Restricted Shares shall vest on the first anniversary of the Date of Grant and two thirds (2/3) of the Restricted Shares shall vest on the third anniversary of the Date of Grant.  Upon vesting these shares will be nonforfeitable, the Participant shall have all of the rights of a stockholder, and such number of shares shall be delivered to the Participant (or, where applicable, the Participant’s legal representative).

If any provision of this First Amendment conflicts with any provisions of the Agreement, the provisions of this First Amendment shall prevail. Except as hereby amended, the capitalized terms appearing in this First Amendment shall have the same meaning assigned in the Agreement.  Except as hereby amended, all other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

General Growth Properties, Inc.		Sandeep Mathrani

/s/ Marvin J. Levine		/s/ Sandeep Mathrani
By:	Marvin J. Levine
Title:	Executive Vice President and Chief Legal Officer